FOR IMMEDIATE RELEASE	Exhibit 99.1

Contact:	Paul G. Gabos
(727)530-7700

Lincare Holdings Inc. Announces Fourth Quarter and Year Ended 2007 Financial Results

CLEARWATER, Fla., Feb. 11 /PRNewswire-FirstCall/ — Lincare Holdings Inc. (Nasdaq: LNCR - News), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the fourth quarter and year ended December 31, 2007.

For the quarter ended December 31, 2007, revenues were $412.3 million, a 12.0% increase over revenues of $368.1 million for the fourth quarter of 2006. The Company estimates that the increase in net revenues was comprised of approximately 12.5% internal growth and 2.1% acquisition growth, partially offset by Medicare price changes taking effect in 2007. Net income for the quarter ended December 31, 2007, was $57.6 million compared to net income of $57.0 million for the fourth quarter of 2006. Diluted earnings per share were $0.70 for the quarter ended December 31, 2007, compared with $0.59 diluted earnings per share for the comparable prior year period.

Revenues for the year ended December 31, 2007, were $1.60 billion, a 13.2% increase over revenues of $1.41 billion for the comparable period in 2006. The Company estimates that the increase in net revenues was comprised of approximately 11.3% internal growth and 3.5% acquisition growth, partially offset by Medicare price changes taking effect in 2007. Net income for the year ended December 31, 2007, was $226.1 million compared to net income of $213.0 million for the prior year. Diluted earnings per share were $2.58 for the year ended December 31, 2007, compared with $2.16 diluted earnings per share for the comparable period last year.

Lincare added ten new operating centers in the fourth quarter, with nine of those locations derived from internal expansion and one location derived from acquisition. For the year ended December 31, 2007, Lincare added 41 new operating centers, with 40 derived from internal expansion and one derived from acquisition. The total number of Lincare locations expanded to 1,019 at the end of 2007.

During the fourth quarter and year ended December 31, 2007, Lincare completed the acquisition of three businesses with annual revenues of approximately $4.3 million. The acquired businesses were located in Alabama, Florida and Mississippi.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in 2007. We continue to gain market share in our core respiratory business while controlling costs and reinvesting capital to sustain growth. We remain committed to our strategy to remain the market leader in the provision of home-based respiratory therapy services and to expand our reach into markets where we believe we can add value and compete on the basis of efficiency and quality of care.”

Lincare generated $406.2 million of cash from operating activities during 2007. Investments of cash during the year included $129.8 million in net capital expenditures and $4.8 million in business acquisition expenditures. As of December 31, 2007, total debt outstanding was $838.2 million and cash and short-term investments were $150.0 million. The Company repurchased 18,423,994 shares of its common stock during the year for $673.4 million and common shares outstanding at December 31, 2007 were 74,193,793 shares.

The Company’s revenues and earnings are expected to be impacted in fiscal year 2008 by reductions in Medicare reimbursement for certain items provided by the Company to Medicare beneficiaries. The Company is still evaluating the potential impact of these changes to its business, but estimates that revenues in 2008 will be negatively impacted by approximately $65.0 million to $70.0 million. Based on the expected timing of the implementation of the reimbursement changes, the Company estimates that

10% of the impact will be realized in the first quarter of 2008, 27% in the second quarter, 31% in the third quarter and 32% in the fourth quarter. The Medicare reimbursement changes included in this preliminary estimate include anticipated reductions in payment amounts for inhalation drugs arising from continued fluctuations in average sales price data used by the Centers for Medicare and Medicaid Services to establish quarterly payment rates and from recently mandated adjustments to the calculation methodology used to price such drugs taking effect on April 1, 2008, the continuing effect of changes in the payment methodology for items of durable medical equipment in the capped rental payment category which began to take effect in 2007, the impact from the commencement of a competitive acquisition program in ten large metropolitan markets beginning on July 1, 2008 and a 0.4% increase in the monthly payment amount for stationary oxygen equipment which took effect on January 1, 2008. These estimates are subject to change as more information becomes available to the Company and the Company assumes no obligation to update these estimates after the date of this release.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to nearly 700,000 customers in 47 states.

Lincare expects to hold its annual meeting of stockholders in Clearwater, Florida on May 12, 2008. Stockholders of record at the close of business on March 31, 2008, will be entitled to vote the shares held on that date at the annual meeting. The Company has posted its expected earnings release dates for the remainder of the 2008 fiscal year under the Investor Relations section of its web site at www.lincare.com.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q for the 2007 interim periods.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	December 31, 2007	December 31, 2006
Net revenues	$412,296	$368,064
Costs and expenses:
Costs of goods and services	100,390	83,162
Operating expenses	92,077	86,624
Selling, general and administrative expenses	81,532	74,269
Bad debt expense	6,185	5,521
Depreciation expense	32,523	26,600
Amortization expense	63	204
Operating income	99,526	91,684

Interest expense, net	8,535	1,996

Income before income taxes	90,991	89,688

Income taxes	33,403	32,720

Net income	$57,588	$56,968

Basic earnings per common share	$0.73	$0.62

Diluted earnings per common share	$0.70	$0.59

Weighted average number of common shares outstanding	78,500,270	92,268,701

Weighted average number of common shares and common share equivalents outstanding	84,293,285	98,780,582

	For the twelve months ended
	December 31, 2007	December 31, 2006
Net revenues	$1,595,990	$1,409,795
Costs and expenses:
Costs of goods and services	389,884	316,103
Operating expenses	365,016	331,897
Selling, general and administrative expenses	317,722	291,623
Bad debt expense	23,940	21,147
Depreciation expense	116,020	100,499
Amortization expense	260	1,467
Operating income	383,148	347,059

Interest expense, net	22,480	7,216

Income before income taxes	360,668	339,843

Income taxes	134,591	126,862

Net income	$226,077	$212,981

Basic earnings per common share	$2.71	$2.26

Diluted earnings per common share	$2.58	$2.16

Weighted average number of common shares outstanding	83,386,979	94,209,297

Weighted average number of common shares and common share equivalents outstanding	89,687,968	101,106,101

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	December 31, 2007	December 31, 2006
Cash and Investments	$149,957	$25,075

Accounts Receivable, Net	198,918	170,533

Current Assets	366,211	242,279

Total Assets	1,928,364	1,775,310

Current Liabilities	438,474	189,464

Total Debt	838,207	346,047

Stockholders’ Equity	733,788	1,110,577